Exhibit 23(a)



                   Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876
and Form S-3, No. 33-36001) pertaining to various stock option and employee savings plans of Wellman, Inc. of our report dated February 15, 1994, with respect to the consolidated financial statements and financial statement schedules included in this Annual Report (Form 10-K) of Wellman, Inc.


                                             ERNST & YOUNG


Charlotte, North Carolina
March 25, 1994

                                                       Exhibit 23(b)



                   Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876
and Form S-3, No. 33-36001) pertaining to various stock option and employee savings plans of Wellman, Inc. of our report dated 17 February 1994, with respect to the consolidated financial statements of Wellman International Limited and subsidiary at 31 December 1993 and 1992, and for each of the three years in the period ended 31 December 1993, included in this Annual Report (Form 10-K) of Wellman, Inc.



KPMG Stokes Kennedy Crowley
Chartered Accountants
Registered Auditors
Dublin, Ireland
25 March, 1994